UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

February 19, 2021

FIRST MID BANCSHARES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36434	37-1103704
(State of Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1421 CHARLESTON AVENUE
MATTOON, IL	61938
(Address of Principal Executive Offices)	(Zip Code)

(217) 234-7454

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934

(§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FMBH	Nasdaq Global Market

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 22, 2021, First Mid Bancshares, Inc. (“the Company”) completed its acquisition of LINCO Bancshares, Inc. (“LINCO”) through the merger of Eval Sub Inc., a Delaware corporation and wholly-owned subsidiary of the Company, with and into LINCO, with LINCO as the surviving corporation pursuant to the Agreement and Plan of Merger, as amended by the First Amendment to the Agreement and Plan of Merger.

At the effective time of the Merger, each share of common stock, par value $1.00 per share, of LINCO issued and outstanding immediately prior to the effective time of the Merger (other than shares held in treasury by LINCO) were converted into and became the right to receive, cash or shares of common stock, par value $4.00 per share, of First Mid and cash in lieu of fractional shares, less any applicable taxes required to be withheld. On an aggregate basis, the total consideration payable by First Mid at the closing of the Merger was $103.5 million in cash and 1,262,246 shares of First Mid common stock (the "Shares"), provided that the shareholders of LINCO collectively elected pursuant to the Merger Agreement to receive varying amounts of cash or shares of common stock of First Mid as consideration in the Merger. In addition, immediately prior to the closing of the Merger, LINCO paid a special dividend to its shareholders in the aggregate amount of $13 million. The Company has recognized approximately $3.1 million of costs, pre-tax, related to completion of this deal, of which approximately $2.6 million occurred during the first quarter of 2021. These acquisition costs are included in other expense in the Company’s statements of income, however expenses that occurred during 2021 are not reflected in the financial statements filed herewith.

This Form 8-K/A amends the Form 8-K the Company filed on February 22, 2021 to provide the financial statements and pro forma financial information required by Items 9.01 (a) and 9.01 (b), respectively.

The purchase was accounted for under the acquisition method in accordance with Accounting Standards Codification 805, “Business Combinations, (“ASC 805”)” and accordingly the assets and liabilities were recorded at their fair values on the date of acquisition. The following table summarizes the estimated fair values of assets acquired and liabilities assumed at the date of acquisition (in thousands).

			As Recorded by
	Acquired		the Company on
February 22, 2021	Book Value	Adjustments	Providence Bank
Assets
Cash and due from banks	$130,561	$-	$130,561
Investment Securities	119,234	264	119,498
Loans	838,377	(9,401)	828,976
Allowance for loan losses	(8,657)	6,583	(2,074)
Other real estate owned	8,435	1,422	9,857
Premises and equipment	23,440	5,853	29,293
Goodwill	20,503	(11,547)	8,956
Core deposit intangible	123	2,025	2,148
Right of use asset	-	794	794
Other assets	43,698	1,736	45,434
Total assets acquired	$1,175,714	$(2,271)	$1,173,443
Liabilities
Deposits	$988,329	$2,081	$990,410
Securities sold under agreements to repurchase	-	-	-
FHLB advances	26,941	975	27,916
Lease liability	-	794	794
Tax liability	-	165	165
Other liabilities	7,242	(775)	6,467
Total liabilities assumed	1,022,512	3,240	1,025,752
Net assets acquired	$153,202	$(5,511)	$147,691
Consideration Paid
Cash			$103,500
Common stock			44,191
Total consideration paid			$147,691

The difference between the fair value and acquired of the purchased loans is being accreted to interest income over the remaining term of the loans. The differences between the fair value and acquired value of the assumed time deposits and FHLB advances is being amortized to interest expense over the remaining terms of the liabilities. The core deposit intangible asset, with a fair value of $2,148,000, is being amortized on an accelerated basis over its estimated life of ten years.

Item 9.01 Financial Statements and Exhibits.

In accordance with the Company’s request for relief submitted to the Securities and Exchange Commission to which the staff of the Securities and Exchange Commission informed the Company that it would not object, the unaudited pro forma combined condensed consolidated financial information presented in Item 9.01 (b) does not reflect the adoption or ongoing potential impact of Accounting Standard Update (“ASU”) 2016-13, “Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“CECL”) on the historical financial information of LINCO.

(a)	Financial Statements of Business Acquired.

The audited consolidated financial statements of LINCO Bancshares, Inc. as of and for the years ended December 31, 2020 and 2019, the accompanying notes thereto and the related Independent Auditor’s Report, are filed as Exhibit 99.1 and incorporated herein by reference.

(b)	Pro Forma Financial Information (unaudited).

The unaudited pro forma condensed combined financial statements of the Company and LINCO as of and for the year ended December 31, 2020, are filed as Exhibit 99.2 and incorporated herein by reference.

(d) Exhibits

2.1

Agreement and Plan of Merger by and among First Mid Bancshares, Inc., Eval Sub Inc., LINCO Bancshares, Inc., and the sellers as defined therein, dated September 25, 2020 (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K dated September 28, 2020)

2.2

First Amendment to Agreement and Plan of Merger, dated as of February 21, 2021, by and among First Mid Bancshares, Inc., Eval Sub Inc., a Missouri corporation, Eval Sub Inc., a Delaware corporation, LINCO Bancshares, Inc., and the sellers named therein (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K dated February 22, 2021)

23.1	Consent of Crowe LLP (filed herewith)
99.1

Audit consolidated financial statements of LINCO Bancshares, Inc. as of and for the years ended December 31, 2020 and 2019, the accompanying notes thereto and the related Independent Auditor’s Report (filed herewith)

99.2	Unaudited pro forma condensed combined financial statements (filed herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MID BANCSHARES, INC.

Dated: May 4, 2021

By: /s/ Joseph R. Dively
Joseph R. Dively
Chairman, President and Chief Executive Officer